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                                                                   EXHIBIT 10(g)


                    SALARIED EMPLOYEES MERIT PROGRAM FOR 2003


SECTION 1. INTRODUCTION

         The objectives of the CMS Energy Salaried Employees Merit Program for 2003 ("SEM Plan" or the "Plan") are to conserve cash during the term of the Plan and to provide an incentive for eligible employees to remain with the CMS Companies. The effective date of the SEM Plan is January 1, 2003.

SECTION 2. DEFINITIONS

"CMS Energy Corporation" or "CMS" or the "Corporation" means CMS Energy Corporation. The Plan also applies to all of the subsidiary companies of CMS electing to be covered by it (the "CMS Companies").

"Change in Control of CMS Energy" means:

     1.  A Change in Control would be required to be reported in response to
         Item 1(a) of the Current Report on Form 8-K, as in effect on January 1, 2003, pursuant to Sections 13 or 15(d) of the Exchange Act, whether or not the Corporation is then subject to such reporting requirement;

     2. Any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act of more than 30% of the ten outstanding voting securities of the Corporation;

     3. There is a sale by the Corporation within a three-year period of assets of the Corporation with either a book value or market value of 50% or more of the assets of the Corporation; or

     4. A bidder as defined in Rule 14D-1(b) under the Exchange Act files a Tender Offer Statement with the Securities and Exchange Commission and the Corporation.

"Closing Market Price" means, with respect to any particular period, the closing price for Common Stock, as published in The Wall Street Journal in its report of the New York Stock Exchange Composite Transactions, for the last business day on which the Exchange is open during such period. In the event that the Common Stock ceases, for any reason, to be listed on the Exchange, the Corporation will determine another reasonable method of calculating Closing Market Price or take such other action, as it deems appropriate.

"Common Stock" means the Common Stock of CMS Energy Corporation.

"Credit Period" means a 3-month calendar quarter beginning on or after January 1, 2003 and ending the last day of March, June, September or December of 2003 or 2004. Credit Period shall also include January 31, 2005.

 "Earnings" means Earnings as defined in the Pension Plan for Employees of Consumers Energy and other CMS Energy Corporation companies.



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"Eligible Employee" means a salaried employee who satisfies both of the qualification requirements listed below:

     1. The employee receives a credit in a Special Compensation Account effective on or after January 1, 2003, and

     2.  The employee either

         (a) Remains an active employee of the Corporation through January 31, 2005, or

         (b)   Terminates employment prior to January 31, 2005 due to:

               (i) Retirement with Retirement Income or Disability Payments under the Pension Plan for Employees of Consumers Energy and other CMS Energy Corporation Employees, or

               (ii) Layoff for lack of work, or

               (iii) Death.

In addition to any other reason by which an employee may no longer be considered an active employee, an employee will be deemed to have ceased being an active employee upon termination of the employee's continuous service in accordance with (i) the practices and procedures of CMS or the CMS Company by which the employee is employed, respectively and (ii) as specified in the Employee Handbook (except where continuous service is terminated solely because a full-time employee becomes a part-time employee). An employee terminated for cause forfeits all rights and benefits under the Plan.

If a person ceases to be an active employee for any reason other than those mentioned in subparagraphs 2(b)(i) or 2(b)(ii), above, and is subsequently reemployed by CMS or one of the CMS Companies prior to December 31, 2003, eligibility, if any, will be based solely upon amounts credited to the Special Compensation Account on or after the date of rehire.

"Leave of Absence" means any unpaid leave of greater than 30 days for which an individual received authorization from CMS or one of the Companies for any reason other than sickness or injury. Employees on leave for sickness or injury will be treated as if they are active employees for the purposes of this Plan.

"Salaried Employee" means any exempt or non-exempt employee (as defined by the Fair Labor Standards Act) of CMS or one of the CMS Companies, other than those employees in a job classification that is represented by a labor union as of the effective date of the Plan, provided however, that if any such labor union elects to participate in the Plan, the employees represented by the labor union may participate under the same terms and conditions as a non-exempt salaried employee. Salaried employee does not include any person classified by the Company as being a leased employee, independent contractor, temporary employee, a co-op student, or an intern employee.

"Special Compensation Account" or "Account "means a record-keeping account established by one of the CMS Companies for an Eligible Employee pursuant to the Plan.



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"Special Increase" means any amount that may be designated as a special increase for a salaried employee on or after January 1, 2003 and prior to December 31, 2004.

"Special Merit Increase" means any amount that may be designated as a special merit increase for a salaried employee on or after January 1, 2003 and prior to December 31, 2003.

"Valuation Date" means the last day on which the New York Stock Exchange is open during a Credit Period.

SECTION 3 SPECIAL MERIT INCREASES

The full amount of any Special Merit Increases for each pay period will be credited to the Special Compensation Accounts for each Credit Period.

SECTION 4 OTHER SPECIAL INCREASES

Other amounts may be designated as Special Increases by CMS or one of the CMS Companies from time to time. For example, Outstanding Contributor Awards, or any amounts payable under the Annual Incentive Compensation Plans or other bonus or incentive plan or agreement may be designated a Special Increase. The full amount of any such Special Increases awarded for each pay period will be credited to the Special Compensation Accounts for each Credit Period.

SECTION 5 DATE OF CREDIT

All amounts credited to the Special Compensation Accounts will be credited as of the Credit Period during which a relevant paycheck is dated or, in the case of dividends, the Credit Period in which the record date occurs. These Credit Periods may or may not correspond with the Credit Period in which work was performed or dividends were declared. Retroactive payments or adjustments in pay status will be reflected as of the Credit Period during which the payment or adjustment is made and will not be applied retroactively.

SECTION 6 SPECIAL COMPENSATION ACCOUNT

Special Compensation Accounts will accrue units based upon the Closing Market Price of Common Stock at the end of each Credit Period and the amount of any Special Merit Increases, Special Promotion Increases or other Special Increases and Dividends credited to the Accounts during that Credit Period. One unit will represent the dollar value of one share of Common Stock at the Closing Market Price for that Credit Period. The total number of dollars credited for any Special Merit Increase, Special Promotion Increases or other Special Increases and Dividends credited to the Accounts during that Credit Period will be divided by the Closing Market Price. The resulting number will be the number of units to be accrued.

The Special Compensation Accounts will be general liabilities of CMS or the CMS Companies. No money or stock will be set aside at the time the units are accrued. No guarantee of the dollar value of the Special Compensation Accounts can be made since the value of the Accounts will fluctuate with the price of Common Stock. The Special Compensation Accounts will remain


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fully unfunded unless there is a Change of Control of CMS Energy. In the event of a Change of Control of CMS Energy, a trust will be established within no less than 30 days of the Change in Control of CMS Energy, and sufficient stock to satisfy the accrued obligations under this SEM Plan will be deposited into such account. The trust as established, will be subject only to the general creditors of CMS Energy or any successor entity or entities, but will not be available for any other corporate obligations. No additional participants or obligations shall be added to the trust as established without the consent of the majority of the then participating eligible employees. Subsequent to the Change in Control of CMS Energy, all additional amounts due under the terms of the SEM Plan shall be added to the trust within 10 days of the accrual of the additional amount to any Special Compensation Account.

SECTION 7 DIVIDENDS

If any dividends are paid on Common Stock after December 31, 2002 and prior to the Valuation Date used for distribution, an amount equivalent to any such dividends will be credited to the Special Compensation Accounts as if dividends were reinvested in Common Stock at the end of the Credit Period in which the record date occurs.

SECTION 8 CONDITION PRECEDENT

All Special Compensation Accounts are intended as an incentive for employees to remain at work. Consequently, the payout for Special Compensation Accounts for each employee is expressly conditioned upon the employee being an Eligible Employee.

The failure of this condition to be satisfied by an employee for any reason whatsoever will result in the cancellation of any Special Compensation Account for that employee and will relieve the Company of any further obligations hereunder.

SECTION 9 EFFECT ON OTHER EMPLOYEE BENEFIT PLANS

The Pension Plan will be amended so that, to the extent allowed by law, any amounts credited to the Special Compensation Accounts for any Credit Period as Special Merit Increases will be treated as though they are Earnings during the year in which such Credit Period occurs for the purposes of calculating pension benefits for Eligible Employees. Any increase or decrease in the value of the Special Compensation Accounts due to dividends or changes in the price of Common Stock will not be reflected in Earnings for the purposes of calculating pension benefits.

Other than as specified above, no amounts credited to the Special Compensation Accounts or payments or distributions under the Plan will be considered as salary or earnings for purposes of any employee benefit plan or practice of CMS or the CMS Companies, including but not limited to, the Pension Plan, The Savings Plan, the Long Term Disability Plan, Paid Personal Absence or the Group Term Life Insurance Plan.



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SECTION 10 NATURE OF THE PLAN

The Plan is an unfunded plan of CMS or the CMS Companies and is not intended to be a qualified employee benefit plan under the Internal Revenue Code. Any amounts that may become due are to be satisfied from the general corporate funds of CMS or the CMS Companies, which are subject to the claims of creditors.

SECTION 11 DISTRIBUTIONS

Eligible Employees will receive distribution of their Special Compensation Accounts in 2005. Payment may be made in cash, shares of Common Stock, or any combination thereof at the discretion of CMS or the CMS Companies.

Each Eligible Employee will be eligible to receive one share of Common Stock for each unit in his or her Account, or cash or other Corporation marketable securities having a value equal to the number of units in such account multiplied by the Closing Market price of Common Stock as of the Valuation Date first preceding the date on which distribution is made (except as provided in Sections 13 and 14 below). Amounts shall be withheld for FICA tax, federal, state and local income taxes and such other amounts as may be authorized or required by law.

The units accrued to the Accounts will be distributed in March 2005 based upon the Valuation Date as of January 31, 2005, or such earlier date as is the last business day for the New York Stock Exchange in January, 2005. For an Eligible Employee terminating employment on or before December 31, 2003 as set forth in the definition at 2 (b)(i), (ii) or (iii), the units accrued to the Accounts will be distributed as soon as practicable after January 1, 2004 but not later than March 31, 2004 based upon the Valuation Date as of December 31, 2003 or such earlier date as is the last business day for the New York Stock Exchange in December, 2003. For an Eligible Employee who dies prior to January 1, 2005, distribution will be made to the beneficiary as set forth at Section 14 in a single payment in March 2005.

SECTION 12 SPECIAL RULES FOR EMPLOYEES ON LEAVE OF ABSENCE

Any individual who fails to return to active pay status at the expiration of a leave of absence will be deemed to have ceased being an active employee effective as of the date the leave of absence began.

Any individual who is on a leave of absence on January 1, 2003, and who is still on leave of absence on March 1 of the year a distribution would be made in accordance with Section 12, above, will not receive any distribution at that time because it cannot be determined if such individual is an Eligible Employee until the leave of absence expires or the employee returns to work, whichever comes first. Therefore, CMS or the CMS Companies will designate an amount as a number of shares of stock or an amount of cash or some combination thereof, based upon the units in the individual's Account as of the Valuation Date which would have been used had the individual not been on a leave of absence. If the individual becomes an Eligible Employee,


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those amounts, with no addition for interest, dividends or any other reason, will be distributed to the individual not more than two months after the individual becomes an Eligible Employee.

SECTION 13 OVERTIME

When an employee receives overtime pay subject to a Special Merit Increase or other Special Increase, the Special Compensation Account will be credited appropriately.

SECTION 14 BENEFICIARIES

If the employee is deceased on the day distribution would otherwise be made, distribution may be made to beneficiaries determined in accordance with this section, and CMS or the CMS Companies will be relieved of all liability if distribution is made (i) to the estate of the decedent, or (ii) to the first of the following classes in which there exist survivors of the decedent.

               1.  Spouse of the decedent.

               2.  Children of the decedent.

               3.  Parents of the decedent.

               4.  Brothers and sisters of the decedent.

Distribution may be delayed without payment of interest or any penalty or the accumulation of dividends for a reasonable period during which CMS or the CMS Companies may decide to whom to make a distribution.

SECTION 15 NO ASSIGNMENT OF BENEFITS

No interest in the Plan may be assigned or alienated by voluntary or involuntary assignment. Any attempt by an employee or beneficiary to assign or alienate any interest under the Plan will be void.

SECTION 16 CLAIMS PROCEDURE

Distributions under the Plan will normally be made without an employee having to file a claim for benefits. However, an employee or beneficiary who does not receive a distribution to which he believes he is entitled may present a claim to the Sr. Vice President, Human Resources.

Each employee or beneficiary who wishes to file a claim for benefits will do so in writing, addressed to the Sr. Vice President, Human Resources at CMS Energy, One Energy Plaza, Jackson, MI 49201. All such claims must be submitted within one year after the date the employee or beneficiary claims distribution should have been made. Claims not made within one year will be forever barred.

Within 90 days after receipt of a claim in writing, the Sr. Vice President, Human Resources will make a determination of the claim. If a claim is denied the claimant will be advised in writing of the reason for the denial and of any additional action or information that may be necessary to determine the claim.



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An employee or beneficiary whose claim has been denied will have an opportunity to request a review of the claim, and may submit a written statement regarding issues relevant to his or her claim. Requests for review must be filed within 60 days after receipt of written notification of denial of a claim. The employee or beneficiary will be given the opportunity for an oral hearing on the claim and a determination will be made in writing within 30 days of the oral hearing or within 30 days after receiving notice that the claimant does not desire an oral hearing.

All interpretations of the Plan by the Sr. Vice President, Human Resources and determinations of the Sr. Vice President, Human Resources concerning the Plan's administration and application will be final and binding upon all persons.

SECTION 17 EARLY RESOLUTIONS OF POTENTIAL CLAIMS

Employees will receive periodic statements and are encouraged to review the statements carefully for accuracy. Any questions as to the correctness of the statements should be raised in writing with the Human Resource Department of CMS or the CMS Companies as soon as possible after a problem is discovered. The statement will be reviewed and any inaccuracies discovered will be corrected, or an explanation of why the statement is correct will be provided to the employee.

There will be a rebuttable presumption that if any statement has not been disputed within 6 months of the date delivered to the employee, such statement is correct in all particulars. This presumption may be rebutted by clear and convincing evidence.

SECTION 18 COMPLIANCE WITH LAW

This Plan will be construed, whenever possible, to be in conformity with the requirements of any applicable Federal law or law of the state of Michigan. The Plan is not, however, subject to the Employee Retirement Income Security Act (ERISA). The Plan may be amended to the extent deemed necessary or desirable due to Federal law or law of the State of Michigan, including but not limited to income tax laws.

SECTION 19 TERMINATION OF PLAN

This Plan will terminate on December 31, 2005. No distribution will be made to any person, nor will any other benefits of any kind be payable to any person under this Plan after December 31, 2005.




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